Exhibit 23.1

Consent of Independent Auditor

To the Board of Directors of

Bacterin International Holdings, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194944, No. 333-189830 and No. 333-175469) and Form S-8 (No. 333-172891, No. 333-187563, and No. 333-191248) of Bacterin International Holdings, Inc. of our report dated February 19, 2015, relating to our audit of the consolidated financial statements of X-spine Systems, Inc. as of and for the year ended December 31, 2014, included in this Current Report on Form 8-K.

/s/ McGladrey LLP

Dayton, Ohio

July 27, 2015